UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) May 25, 2018

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

(312) 346-8100
(Registrant’s telephone number, including area code)

N /A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Old Republic International Corporation held on May 25, 2018 voted on the following five proposals:

Proposal #1 - Election of Directors

ORI’s shareholders elected the following persons:

Nominee	For	Withheld	Broker Non-Votes
Harrington Bischof	59,628,250	169,116,838	39,494,332
Spencer LeRoy III	59,261,997	169,483,091	39,494,332
Charles F. Titterton	55,403,489	173,341,599	39,494,332
Steven R. Walker	83,999,443	144,745,645	39,494,332

Proposal #2 - To ratify KPMG LLP as ORI’S independent registered public accounting firm for 2018

ORI’s shareholders voted to approve this proposal as follows:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	265,872,633	2,055,230	311,557	N/A

Proposal #3 - An advisory vote to approve executive compensation

ORI’s shareholders voted to approve this proposal as follows:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	218,184,461	9,140,853	1,419,774	39,494,332

Proposal #4 - An advisory Shareholder Proposal by PAX regarding Climate Change

ORI’s shareholders voted as follows on this proposal:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	108,573,723	114,906,454	5,264,911	39,494,332

Proposal #5 - The advisory Shareholder Proposal by CalPERS requesting ORI to adopt a Proxy Access Bylaw

ORI’s shareholders voted as follows on this proposal:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	176,106,251	51,333,624	1,305,213	39,494,332

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: May 25, 2018	By: /s/ John R. Heitkamp, Jr.
John R. Heitkamp, Jr.
Senior Vice President,
Secretary and General Counsel